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                                                                      EXHIBIT 21
                                    SPIEGEL, INC.

                               LISTING OF SUBSIDIARIES
                                  December 28, 1996

Name of Corporation                                        Incorporated In
-----------------------------------------------           -----------------

Catalog 1, Inc.                                            Delaware

Distribution Fulfillment Services, Inc.                    Delaware

Eddie Bauer, Inc.                                          Delaware

Eddie Bauer of Canada, Inc. (1)                            Canada

Eddie Bauer International, Inc. (1)                        Delaware

Equity Cash Benefit Insurance Agency, Inc.                 Illinois

Equity Cash Benefit Insurance Agency, Inc.                 Nevada

First Consumers National Bank                              Federal Charter

For You, Inc.                                              Delaware

Hampton Realty Acquisition Corporation (2)                 Delaware

Kids Stores, Inc.                                          Delaware

Newport News, Inc. (formerly New Hampton, Inc.)            Delaware

S.I. Reinsurance Limited                                   Turks & Caicos

Spiegel Acceptance Corporation                             Delaware

Spiegel Credit Corporation II                              Delaware

Spiegel Credit Corporation III                             Delaware

Spiegel International, Inc.                                Delaware

Spiegel Management Group, Inc.                             Delaware

Spiegel of Philadelphia, Inc.                              Pennsylvania

Spiegel Properties Inc.                                    Delaware

Spiegel Publishing Company                                 Illinois

Spiegel Teleservice, Inc.                                  Illinois

Spiegel Teleservice, Inc.                                  Nevada

Together Retail U.S.A., Inc.                               Delaware

Ultimate Outlet Inc.                                       Delaware


(1) Wholly-owned subsidiary of Eddie Bauer, Inc., a wholly-owned subsidiary of Spiegel, Inc.

(2) Wholly-owned subsidiary of Newport News, Inc., a wholly-owned subsidiary of Spiegel, Inc.


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